UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 3, 2010

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

On August 3, 2010, Vishay Intertechnology, Inc. (“the Company”) issued a press release announcing its financial results for the fiscal quarter and six fiscal months ended July 3, 2010. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7.01 – Regulation FD Disclosure

Computational Guidance on Earnings Per Share Estimates

The Company frequently receives questions from analysts and shareholders regarding its diluted earnings per share (“EPS”) computation. The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation, particularly as they relate to the third fiscal quarter of 2010.

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, warrants, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options, warrants, and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option or warrant exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options, warrants and similar instruments is dependent on this average stock price and will increase as the average stock price increases. This method is also utilized for net share settlement debt.

The number of shares includable in the calculation of diluted EPS in respect of conventional convertible or exchangeable securities is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument (“incremental earnings per share”). Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

The following estimates of shares expected to be used in the calculation of diluted EPS consider the number of the Company’s shares currently outstanding and the Company’s stock options, warrants and convertible or exchangeable securities currently outstanding and their exercise and conversion features currently in effect. Changes in these parameters could have a material impact on the calculation of diluted EPS.

The following estimates of shares expected to be used in the calculation of diluted EPS should be read in conjunction with the information on earnings per share in the Company’s filings on Form 10-Q and Form 10-K. These estimates are unaudited and are not necessarily indicative of the shares used in the diluted EPS computation for any prior period. The estimates below are not necessarily indicative of the shares to be used in the quarterly diluted EPS computation for any period subsequent to the third fiscal quarter of 2010. The Company assumes no duty to revise these estimates as a result of changes in the parameters on which they are based or any changes in accounting principles. Also, the presentation is not intended as a forecast of EPS values or share prices of the Company’s common stock for any period.

For the third fiscal quarter of 2010:
  The Company has approximately 187 million shares issued and outstanding, including shares of common stock and class B common stock.

  The number of shares included in diluted EPS related to options, warrants, and similar instruments does not vary significantly and is generally less than 1 million incremental shares.

  The Company’s exchangeable unsecured notes due 2102 are dilutive at quarterly earnings levels in excess of approximately $3 million. The exchangeable unsecured notes are exchangeable for approximately 6 million shares. Quarterly interest, net of tax, is approximately $0.1 million.
Item 8.01 – Other Events

In preparation for the spin-off of Vishay Precision Group, Inc., (“VPG”) which was completed in the third fiscal quarter on July 6, 2010, the Company realigned its reportable business segments structure to be consistent with changes made to its management reporting. The changes made to management reporting included separating the former Semiconductors reporting segment into MOSFETs, Diodes, and Optoelectronic Components and separating the former Passive Components reporting segment into Resistors and Inductors, Capacitors, and Vishay Precision Group. The changes were necessary due to the former Passive Components segment no longer being comparable after the completion of the spin-off of VPG, the need for discrete information regarding VPG, and due to the increased interest of management and outside investors in more discrete financial information. Effective beginning in the second fiscal quarter of 2010, the chief operating decision maker began making strategic and operating decisions with regards to assessing performance and allocating resources based on this new segment structure. Following the completion of the spin-off in the third fiscal quarter, we will have five reporting segments.

The Company evaluates business segment performance on operating income, exclusive of certain items (“segment operating income”). Beginning in the second fiscal quarter of 2010, the Company changed its definition of segment operating income to exclude such costs as global operations, sales and marketing, information systems, finance and administration groups. These costs are managed by executives that report to the chief operating decision maker and were formerly included in segment operating income. Only dedicated, direct selling, general, and administrative expenses of the segments are included in the calculation of segment operating income. Additionally, management has always evaluated segment performance excluding items such as restructuring and severance costs, asset write-downs, goodwill and indefinite-lived intangible asset impairments, inventory write-downs, gains or losses on purchase commitments, and other items.

The Company has prepared the selected financial data presented in Exhibit 99.2 to provide certain historical business segment financial information for comparative purposes, reflecting the segment realignment executed in the second fiscal quarter of 2010. The business segment realignment had no effect on our previously reported consolidated financial position, results of operations, or liquidity.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 3, 2010
99.2	Selected Financial Data reflecting the business segment realignment

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2010

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name: Dr. Lior E. Yahalomi
Title: Executive Vice President and
Chief Financial Officer